EXHIBIT 4.14

                       REMOVAL AND APPOINTMENT OF TRUSTEE
                                       AND
                          AMENDMENT OF TRUST AGREEMENT
                                       OF
                          PP&L CAPITAL FUNDING TRUST I

          This Removal and Appointment of Trustee and Amendment of Trust Agreement of PP&L Capital Funding Trust I (the "Trust") is made as of August 15, 2000 (this "Appointment and Amendment"), among PPL Corporation, a Pennsylvania corporation (formally known as "PP&L Rosources, Inc."), as depositor (the "Depositor"), The Chase Manhattan Bank, a New York banking corporation, as trustee, and James E. Abel, as trustee (jointly, the "Trustees"), and Chase Manhattan Bank USA, National Association ("Chase Delaware"), as an additional trustee of the Trust.

          WHEREAS, the Trust was created pursuant to the filing of a Certificate of Trust of the Trust in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 21, 1999, and by the entering into of a Trust Agreement of the Trust, dated as of September 21, 1999 (the "Trust Agreement");

          WHEREAS, Chase Manhattan Bank Delaware converted from a Delaware banking corporation to a national association (the "Conversion") and is now known as "Chase Manhattan Bank USA, National Association";

          WHEREAS, pursuant to the Conversion, Chase Manhattan Bank Delaware ceased to exist;

          WHEREAS, the Sponsor desires to appoint Chase Delaware as an additional trustee of the Trust;

          WHEREAS, Chase Delaware desires to become an additional trustee of the Trust;

          WHEREAS, a Certificate of Amendment to the Certificate of Trust was filed in the office of the Secretary of State on May 23, 2000, changing the name of the Trust to "PPL Capital Funding Trust I"; and

          WHEREAS, the parties hereto desire to confirm that the name of the Trust has been changed to "PPL Capital Funding Trust I."

          NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


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          1.   Pursuant to Section 6 of the Trust Agreement, the Sponsor hereby appoints Chase Delaware as an additional trustee of the Trust effective as of the effective time of the Conversion. Chase Delaware hereby accepts such appointment and agrees to be a trustee of the Trust pursuant to the Trust Agreement effective as of the effective time of the Conversion.

          2. All references in the Trust Agreement to the term "Trustees" are deemed to include a reference to Chase Delaware as a trustee of the Trust.

          3. Section 1 of the Trust Agreement is hereby amended and restated in its entirety as follows:

                    1. The trust created hereby shall be known as "PPL Capital Funding Trust I," in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          4. The filing of the Certificate of Amendment to the Certificate of Trust of the Trust in the office of the Secretary of State on May 23, 2000, changing the name of the Trust to "PPL Capital Funding Trust I" is hereby approved, ratified and confirmed in all respects.

          5. This Appointment and Amendment may be executed in one or more counterparts.

          6. Except to the extent that it is expressly modified by this Appointment and Amendment, the Trust Agreement shall continue in full force and effect.

          7. This Appointment and Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGE FOLLOWS]


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          IN WITNESS WHEREOF, the parties hereto have caused this Appointment and Amendment to be duly executed as of the date and year first above written.

                                        PPL CORPORATION, as depositor


                                        By:  /s/ James E. Abel
                                           ------------------------------------
                                           Name:
                                           Title:


                                        THE CHASE MANHATTAN BANK, as trustee


                                        By:  /s/ Robert S. Peschler
                                           ------------------------------------
                                           Name:  Robert S. Peschler
                                           Title: Assistant Vice President


                                        JAMES E. ABEL, as trustee


                                             /s/ James E. Abel
                                           ------------------------------------


                                        CHASE MANHATTAN BANK USA,
                                        NATIONAL ASSOCIATION, as an
                                        additional trustee of the Trust


                                        By:  /s/ Denis Kelly
                                           ------------------------------------
                                           Name:  Denis Kelly
                                           Title: Assistant Vice President